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                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF MUNGER, TOLLES & OLSON]

                            MUNGER, TOLLES & OLSON
                            355 SOUTH GRAND AVENUE
                              THIRTY-FIFTH FLOOR
                      LOS ANGELES, CALIFORNIA  90071-1560
                           TELEPHONE (213) 683-9100
                               TELEX 6502019297
                           FACSIMILE (213) 687-3702




                                                                  (213) 683-9100



                                August 7, 1996



Unocal Corporation
Unocal Capital Trust
2141 Rosecrans Avenue, Suite 4000
El Segundo, California 90245


Dear Sir or Madam:

     We have acted as counsel to Unocal Corporation, a Delaware corporation (the "Company"), and Unocal Capital Trust, a Delaware statutory business trust (the "Trust" and, together with the Company, the "Registrants"), in connection with the preparation of the Registration Statement on Form S-4 (File Nos. 333-09137 and 333-09137-01), as amended by Pre-Effective Amendment No. 1 thereto (as amended, the "Registration Statement"), filed jointly by the Registrants with the Securities and Exchange Commission (the "SEC").

     The Registration Statement relates to the offer and sale (the "Exchange Offer") by the Company of 6 1/4% Trust Convertible Preferred Securities (the "Trust Convertible Preferred Securities") of the Trust in exchange for outstanding shares of the $3.50 Convertible Preferred Stock (the "$3.50 Convertible Preferred Stock") of the Company. This opinion is delivered in accordance with the requirement of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"). Certain capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Registration Statement.

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[LETTERHEAD OF MUNGER, TOLLES & OLSON]

Unocal Corporation
August 7, 1996
Page 2

     We have examined and are familiar with originals or copies of such documents, corporate records, and other instruments as we have deemed necessary or appropriate in connection with this opinion, including (1) the Registration Statement, (2) the Amended and Restated Declaration of Trust of the Trust, in the form filed as an exhibit to the Registration Statement, pursuant to which the Trust Convertible Preferred Securities will be issued, (3) the Multiple Series Indenture (the "Base Indenture") and First Supplemental Indenture (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture") between the Company and The Bank of New York, as trustee (the "Indenture Trustee"), in the form filed as an exhibit to the Registration Statement, under which the Company will issue its 6 1/4% Convertible Junior Subordinated Debentures (the "Convertible Debentures") to the Trust in exchange for the Trust Convertible Preferred Securities and all of the common securities of the Trust (together with the Trust Convertible Preferred Securities, the "Trust Securities"), (4) the Preferred Securities Guarantee Agreement (the "Guarantee Agreement") between the Company and The Bank of New York, as trustee (the "Guarantee Trustee"), in the form filed as an exhibit to the Registration Statement, pursuant to which the Company will guarantee certain payment obligations of the Trust to the extent set forth therein, (5) the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware on July 17, 1996 (the "Certificate"), (6) the Declaration of Trust of the Trust dated as of July 17, 1996 as executed by the trustees of the Trust (the "Trustees"), (7) the Dealer Manager Agreement (the "Dealer Manager Agreement") among the Company, the Trust, Morgan Stanley & Co. Incorporated, and Goldman, Sachs & Co., in the form filed as an exhibit to the Registration Statement, (8) the Restated Certificate of Incorporation of the Company, as amended to the date hereof, (9) the Bylaws of the Company, as amended to the date hereof, and (10) resolutions adopted to the date hereby by the Board of Directors of the Company and the Management Committee of the Company relating to, among other things, the Registration Statement, the Exchange Offer, and the Agreement.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photocopies, and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein, other than those assumed, we have relied without independent verification upon the documents
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[LETTERHEAD OF MUNGER, TOLLES & OLSON]

Unocal Corporation
August 7, 1996
Page 3

referred to above, the accuracy of factual matters contained therein, and oral or written statements and representations of officers and other representatives of the Company, the Trust and others, including public officials.

     We are members of the Bar of the State of California. This opinion is limited to the laws of the State of California, the General Corporation Law of the State of Delaware, and the laws of the United States. We do not express any opinion as to the laws of any other jurisdiction or as to any other laws of the State of Delaware. We note that the Indenture, the Debentures, and Guarantee Agreement each include a provision choosing the law of the State of New York as the governing law. As to certain questions pertaining to New York law, we have relied, with their consent, upon an opinion of Davis Polk & Wardwell, counsel for the Dealer Managers, to be delivered pursuant to the Dealer Manager Agreement. We have assumed that the law of the State of California is identical to the law of the State of New York insofar as New York law would be applicable to the opinions expressed in paragraphs 1 and 2 below.

     We have assumed the due authorization, execution, and delivery by or on behalf of each of the parties thereto of the securities and documents referred to above, other than the Company, and that (a) the Exchange Offer will occur and be conducted as described above and in the Registration Statement, (b) the Debentures will be duly authenticated by the Indenture Trustee, (c) the Guarantee Agreement will be held by the Guarantee Trustee for the benefit of the holders of Trust Convertible Preferred Securities; (d) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Indenture and Guarantee Agreement will not violate or conflict with, or result in a default under or breach of any agreement or instrument binding upon the Company or any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (e) all applicable provisions of the Securities Act of 1993, as amended, and such state "blue sky" or other securities laws as may be applicable have been or shall duly be complied with; (f) the Indenture and Guarantee Agreement shall be qualified under the Trust Indenture Act of 1939, as amended, prior to commencement of the Exchange Offer, and (g) the Registration Statement, as finally amended, shall become

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[LETTERHEAD OF MUNGER, TOLLES & OLSON]

Unocal Corporation
August 7, 1996
Page 4

effective under the Securities Act prior to commencement of the Exchange Offer.

     Based upon the foregoing and subject to the limitations expressed below, we are of the opinion that:

     1. The Convertible Debentures, when executed, authenticated, and delivered to the Trust in exchange for the Trust Securities as contemplated by the Registration Statement and in accordance with the Indenture, will be duly executed and issued and will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2. The Guarantee Agreement, when executed and delivered to the Guarantee Trustee as contemplated by the Registration Statement, will be duly executed and issued and will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

     3. The shares of common stock, par value $1.00 per share (the "Common Stock") of the Company into which the Trust Convertible Preferred Securities and the Convertible Debentures are convertible will, upon conversion and issuance of such shares pursuant to the Amended Declaration, in the case of conversion of Trust Convertible Preferred Securities, or the Indenture, in the case of conversion of the Convertible Debentures, be validly issued, fully paid, and nonassessable shares of Common Stock of the Company.

     The opinions expressed in paragraphs 1 and 2 above are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC promulgated thereunder.
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[LETTERHEAD OF MUNGER, TOLLES & OLSON]

Unocal Corporation
August 7, 1996
Page 5




                                                Very truly yours,


                                                /s/ MUNGER, TOLLES & OLSON